SHARE TRANSFER AGREEMENT

THIS SHARE TRANSFER AGREEMENT ("**Agreement**") is made effective as of this 16th day of February, 2021 by and between **MADISON TECHNOLOGIES, INC.**, a Nevada corporation with an address at 240 Vaughan Drive, Suite 200, Alpharetta, GA 30009 ("**MDEX**") and **Jeffrey Canouse**, the Controlling Shareholder of MDEX **("Controlling Shareholder")**

WHEREAS:

A. The Controlling Shareholder is the registered and beneficial owner of 100 Shares of Series B Preferred Stock in MDEX, which represents majority voting control of MDEX, having the voting power equal to 51% of MDEX's issued and outstanding stock of all classes; and

Controlling Shareholder has agreed to transfer all 100 Shares of Series B Preferred Stock shares (the "**Shares**") to FFO 1 2021 Irrevocable Trust, a shareholder of Sovryn Holdings, Inc., in order to assist the Company with the closing of the Share Exchange Agreement with Sovryn Holdings, Inc. (the "Share Exchange Agreement"); and.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1. REPRESENTATIONS AND WARRANTIES OF CONTROLLING SHAREHOLDER AND MDEX

1.1 Title and Authority of Controlling Shareholder. The Controlling Shareholder is and will be as of the Closing, the registered and beneficial owner of and will have good and marketable title to all of 100 Shares of Series B Preferred Stock shares held by him and will hold such free and clear of all liens, charges and encumbrances whatsoever; and such shares of MDEX Stock held by the Controlling Shareholder have been duly and validly issued and are fully paid and non-assessable. The Controlling Shareholder has due and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to cancel the registered, legal and beneficial title and ownership of the 100 Shares of Series B Preferred Stock shares of MDEX Stock held by the Controlling Shareholder.

1.2 Capitalization. The entire authorized common stock of MDEX consists of 500,000,000 shares of common stock par value $0.001 (the "**MDEX Common Stock**"). All of the issued and outstanding shares of MDEX Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations.

2. MISCELLANEOUS PROVISIONS

2.1 Entire Agreement. This Agreement, contains the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

2.2 Notices. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic

confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses for the parties on file with MDEX's transfer agent.

2.3 Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

2.4 Benefits. This Agreement is and will only be construed as for the benefit of or enforceable by those persons who are a party to this Agreement.

2.5 Assignment. This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

2.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed therein.

2.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF the parties hereto have executed this Share Transfer Agreement as of the day and year first above written.

MADISON TECHNOLOGIES, INC.

By: ______________________________

Authorized Signatory
Name: Jeffrey Canouse

Title: Chief Executive Officer

CONTROLLING SHAREHOLDER

____

Jeffrey Canouse, holder of 100 Shares of Series B Preferred Stock
shares of MDEX Common Stock

SMRH:4826-9321-8525.1